Exhibit 99.1

CATERPILLAR INC.
August 10, 2017

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
Office: 224-551-4135
Mobile: 309-573-3444
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE

Former U.S. Senator Kelly Ayotte to Join Caterpillar Board of Directors

PEORIA, Ill. — Caterpillar Inc. (NYSE: CAT) today announced its board of directors has elected Kelly Ayotte as a member effective immediately. Ayotte, 49, is a former U.S. senator representing New Hampshire (2011-2017). She served as New Hampshire’s first female attorney general (2004-2009) and, prior to that, she was deputy attorney general and chief of the Homicide Prosecution Unit in New Hampshire.
“During her career as a public servant, Kelly has distinguished herself and has been widely recognized for her independence and her ability to work collaboratively across political lines to serve the best interests of her constituents and her country. I look forward to working with her on the board,” said Caterpillar Chairman Dave Calhoun.
As a senator, Ayotte was a member of the Commerce Committee, where she played a key role advocating for policies and laws to support skills training for high-tech manufacturing jobs and private-sector job creation. She was also actively engaged in efforts to extend the Export-Import Bank, supporting U.S. companies as they compete and export products around the world, and she fought for smart tax reform that would make American companies more competitive.
“Kelly brings significant government experience to our board, which will be helpful for Caterpillar as we address a wide range of public policy issues,” said CEO Jim Umpleby.

Ayotte joins 13 other members on Caterpillar’s board of directors and will be a member of the Public Policy & Governance Committee of the board.

About Caterpillar
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2016 sales and revenues of $38.537 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

Forward-looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) our ability to develop, produce and market quality products that meet our customers’ needs; (vi) the impact of the highly competitive environment in which we operate on our sales and pricing; (vii) information technology security threats and computer crime; (viii) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (ix) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (x) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) union disputes or other employee relations issues; (xiii) adverse effects of unexpected events including natural disasters; (xiv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvi) our Financial Products segment’s risks associated with the financial services industry; (xvii) changes in interest rates or market liquidity conditions; (xviii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xix) currency fluctuations; (xx) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxi) increased pension plan funding obligations; (xxii) alleged or actual violations of trade or anti-corruption laws and regulations; (xxiii) international trade policies and their impact on demand for our products and our competitive position; (xxiv) additional tax expense or exposure; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.